Exhibit 10.10

THIS AGREEMENT is made on the 3rd day of October 2016

BETWEEN:-

(1)	Ford Glory International Limited whose registered office is situate at 19/F, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong (the "Landlord"); and

(2)	Treasure Success International Limited whose registered office is situate at 19/F, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong (the "Tenant").

WHEREBY IT IS AGREED as follows:-

1.	The Landlord lets and the Tenant takes ALL THAT the premises more particularly described and set out in the First Schedule hereto (the "Property") which forms part of the building more particularly described in the First Schedule hereto (the "Building") TOGETHER with all rights easements and appurtenances thereto belonging or usually held and enjoyed therewith for the term (the "Term") and at the rent (the "Rent") more particularly set out in the Second Schedule hereto.

2.	The Tenant to the intent that the obligations may continue throughout the Term hereby created agrees with the Landlord as follows:-

(a)	To pay the Landlord the Rent at the time and in manner aforesaid, and to pay all charges for telephone in respect of the Property and to make all necessary deposits for the supply of the said services when required.
(b)	If any defects or want of repair shall be found and if the Landlord shall give or leave a notice in writing at the Property requiring the Tenant to amend the same and if the Tenant shall not within 7 days after the service of such notice proceed diligently with the execution of such repairs then to permit the Landlord to enter upon the Property and execute such repairs and the cost thereof (the amount thereof in case of difference to be determined by the Landlord's agent) shall be borne by the Landlord.

(c)	To use the Property for office/commercial purposes only.
(d)	Not to do or permit to be done in or upon the Property or any part thereof anything which may be or become a nuisance, annoyance, damage or disturbance to the Landlord or the Tenant or occupiers of other property in the neighborhood or anywise against the law or regulations of Hong Kong.
(e)	Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gun-powder saltpetres kerosene or hazardous goods in the Property or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the terms and conditions under which the Property is held from the Government.
(f)	Not to use the Property or allow the same to be used for illegal or immoral purposes.
(g)	Quietly to yield up the Property at the expiration or sooner determination of the tenancy in good clean and tenantable repair fair wear and tear excepted.
(h)	To observe and perform and not to contravene any of the terms covenants and conditions contained in the Government Lease under which the Property is held from the Government.
(i)	Not to place any box dust bins articles or cause obstruction in the corridor or passage way of the Building or in any place which is not hereby exclusively let to the Tenant.
(j)	Not to do anything which may render the insurance of the Property or the Building void or voidable or which may render the premium for such insurance liable to increase and the Tenant shall make payment of any such increased premium.

3.	The Landlord hereby agrees with the Tenant as follows:-

(a)	That the Tenant paying the Rent hereby stipulated and observing and performing the several stipulation herein contained and on its part to be observed and performed shall peacefully hold and enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for him.

(b)	To pay charges for water, gas and electricity in respect of the Property, costs of cleaning, maintenance and repair in respect of any part of the Property, any government assessments, management fees, property taxes or similar charges payable on the Property.

4.	PROVIDED ALWAYS and IT IS HEREBY EXPRESSLY AGREED as follows:-

(a)	If the Rent hereby stipulated or any part thereof shall remain unpaid for 15 days after becoming payable (whether legally demanded or not) or if the Tenant or other person in whom for the time being the term hereby created shall be vested shall failed to observe or perform any of the conditions herein in any material respect or shall become bankrupt or enter into any composition or arrangement with creditors or suffer any prosecution in respect of the non-payment of any money due to the Government then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Property or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained and a written notices served by the Landlord on the Tenant or left at the Property to the effect that the Landlord exercise the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary.
(b)	Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to it at its registered office by registered mail. A notice sent by registered mail shall be deemed to be given at the time sighed by the receiving party.
(c)	For the purposes of this Agreement any act default or omission of the agents servants and customers of the Landlord or the Tenant shall be deemed to be the act default or omission of the Landlord or the Tenant.

5.	Within seven (7) days from the date of this Agreement, the Tenant shall pay to the Landlord the Deposit as more particularly set out in the Second Schedule hereto to secure the due observance and performance by the Tenant of the agreements stipulations and conditions contained in this Agreement and on the part of the Tenant to be observed and performed. The Deposit shall be retained by the Landlord throughout the Term and the currency of this Agreement without payment of any interest to the Tenant. In the event of any breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms or conditions of this Agreement in any material respect the Landlord shall be entitled (without prejudice to any other right or remedy hereunder) to terminate this Agreement and to deduct from the Deposit the amount of any loss reasonably incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant of this Agreement in which event the Tenant shall as a condition precedent to the continuation of the tenancy hereby created within seven (7) days’ written notice by the Landlord or its agent deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on and upon the Property or any part thereof in the name of the whole and to determine this Agreement in which event the Deposit may be forfeited to the Landlord by way of liquidated damages without prejudice to any other right or remedy hereunder. If any deduction is made by the Landlord from the Deposit during the Term the Tenant shall within seven (7) days following demand by the Landlord make a further deposit equal to the amount deducted and failure by the Tenant so to do shall entitle the Landlord to re-enter the Property and to terminate this Agreement. Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest within [thirty] days after the expiration or termination of this Agreement and the delivery of vacant possession to the Landlord and after the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any arrears of Rent and telephone charges and any material breach, non-observance or non-performance of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed whichever shall be the later.

6.	The stamp duty on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)	For and on behalf of
	)	Ford Glory International Limited
)
for and on behalf of the Landlord	)	/s/ Mr. Li Ming Hung
Authorized Signature(s)

SIGNED by the Tenant	)	For and on behalf of
	)	Treasure Success International Limited

OR

SIGNED by	)	/s/ Mr. Choi Lin Hung
	)	Authorized Signature(s)
)
for and on behalf of the Tenant	)

FIRST SCHEDULE

The Property:

approximately 1,200 square feet of 19/F, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong

SECOND SCHEDULE

Term	:	1 year with 1 year option of unchanged rent

Period	:	3 October 2016 to 2 October 2018

Rent	:	HK$21,600 per month (payable on the first day of each and every month inclusive of management fees, rates and government rent) and without any set-off and/or deduction)

Deposit	:	HK$43,200